                              MINTZ & PARTNERS LLP



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation in this amended Registration Statement of IntelliPharmaCeutics Ltd. on Form SB-2 of (i) our report dated April 15, 2005, for the year ended December 31, 2004; (ii) our report dated March 12, 2004, for the year ended December 31, 2003; and (iii) to the reference to us under the heading "Experts" in the prospectus, which is part of this amended Registration Statement.



Toronto Canada
February 27, 2005




/S/ MINTZ & PARTNERS LLP


Mintz & Partners LLP
Chartered Accountants

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                              KAHN BOYD LEVYCHIN, LLP


INDEPENDENT AUDITORS' CONSENT



We consent to the incorporation by reference in this Registration Statement of IntelliPharmaCeutics Ltd. on Form SB-2 of (i) our report dated April 26, 2004 on the financial statements of Ready Capital Corp. (A Development Stage Enterprise) as of December 31, 2003 and 2002 and for the period from inception (February 23, 1988) to December 31, 2003,; and (ii) to the reference to us under the heading "Experts" in the prospectus, which is part of this Registration Statement.




Forest Hills, New York
February 3, 2006





/S/ KAHN BOYD LEVYCHIN, LLP
-------------------------------
Kahn Boyd Levychin, LLP
Certified Public Accountants